EXHIBIT 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Telephone and Data Systems, Inc., of our report dated February 8, 1994, on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries (the "Company") included in the Company's 1993 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated February 8, 1994, on the financial statement schedules of the Company, and to the inclusion in this Form 10-K of our compilation report dated
   February 11, 1994 (except with respect to the matters discussed in the third, fifth, and sixth paragraphs of Note 7, as to which the date is October 17, 1994), on the combined financial statements of the Los Angeles SMSA Limited
   Partnership, the Nashville/Clarksville MSA Limited Partnership, and the Baton Rouge MSA Limited Partnership, and to the incorporation of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-4420, File No. 33-35172, and File No.
   33-50747, and into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-8858, File No. 33-28348 and File No. 33-68456, and
   into the Company's previously filed S-4 Registration Statements, File No. 33-45570, File No. 33-65986, File No. 33-68988 and File No. 33-53283.

                                             ARTHUR ANDERSEN LLP

   Chicago, Illinois
   November 7, 1994
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